Exhibit 99.1
Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
November 2008
An analysis of the November 2008 operating results of Wellman, Inc. and subsidiaries (also referred to as “Wellman”, “we”, “our” and “us”) are presented below. Wellman, Inc. and certain subsidiaries filed for bankruptcy protection under the provisions of Chapter 11 on February 22, 2008. References to pre-petition and post-petition amounts are with respect to the February 22, 2008 filing date. In addition, reference to full year 2008 operating results reflects pre-petition and post-petition results.
On October 21, 2008, we sold the assets of our Johnsonville facility. The accompanying Financial Statements have the financial information for the Johnsonville facility segregated as discontinued operations In addition, we continued the process of closing our Palmetto facility and our exit of the fiber business that was started in September and will be completed in December, 2008.
Consolidated Statement of Operations
Our gross profit from Continuing Operations increased by $8.1 million in November compared to October (from a loss of $8.6 million to a loss of $0.5 million).This increase was primarily due to the increased raw material margins. Also, manufacturing costs were lower in November than in October. SG&A costs decreased by $0.5 in November compared to October. Also, we recorded a restructuring charge of $0.2 million in November. As a result of the above items, we reported an operating loss of $1.9 million in November, compared to a $10.3 million operating loss in October. Interest expense was $1.0 million in November compared to $1.1 million in October. Interest expense was calculated only on the amount borrowed under our Debtor-in-Possession Credit Agreement (the “DIP Facility”). Reorganization costs, which consisted primarily of legal fees related to the Chapter 11 filing, were $2.8 million in November, compared to $2.5 million in October. Our loss from discontinued operations was $0.2 million in November compared to a gain of $4.6 million in October. As a result of the above, our net loss decreased to $5.9 million in November, compared to $9.3 million for October 2008.

Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
November 2008
Consolidated Balance Sheet
Our current assets decreased by approximately $31.5 million from October 31, primarily as a result of lower accounts receivable and inventories, which related to the closure of our fiber operations, the consolidation of our PET Resins operations at the Pearl River plant and significantly reduced raw material costs. The balance sheet at November 30, 2008, reflected $49.3 million in borrowings under the DIP Facility. This is $21.4 million lower than the amount at October 31, 2008.
Consolidated Statement of Cash Flows
Net cash flows provided from continuing operations were $21.2 million in November, compared to $35.0 million provided by operations in October. The cash flows provided in November resulted primarily from a decrease in accounts receivable and inventories. These cash flows resulted in repayments of approximately $21.4 million of the DIP Facility in November.
EBITDA for PET Resins
Under the DIP Facility, as amended, we are required to maintain a minimum monthly PET Resins EBITDA of $2.5 for the month of November 2008. The EBITDA for PET Resins for November 2008 was $5.8 million.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	November	October
	2008	2008
Net Sales	$31.1	$45.4

Cost of Sales	31.6	54.0

Gross Profit (Loss)	(0.5)	(8.6)

Selling, General and Administrative Expenses	1.2	1.7

Other (Income) Loss	0.2	0.0

Operating Income (Loss)	(1.9)	(10.3)

Interest Expense, Net*	1.0	1.1

Earnings (Loss) from Continuing Operations Before Reorganization Items and Income Taxes	(2.9)	(11.4)

Reorganization Items, Net	2.8	2.5

Earnings (Loss) from Continuing Operations Before Income Taxes	(5.7)	(13.9)

Income Tax Expense (Benefit)	0.0	0.0

Earnings (Loss) from Continuing Operations	(5.7)	(13.9)

Earnings (Loss) from Discontinued Operations, Net of Tax	(0.2)	4.6

Net Earnings (Loss)	$(5.9)	$(9.3)

* -	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.4 for November and $3.3 for October. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	For the Month Ended		For the Year-to-Date
	November		Period Ended November
	2008	2007	2008	2007
Net Sales	$31.1	$80.0	$794.6	$999.7

Cost of Sales	31.6	78.8	808.2	988.0

Gross Profit (Loss)	(0.5)	1.2	(13.7)	11.7

Selling, General and Administrative Expenses	1.2	3.0	22.8	36.4

Other (Income) Loss	0.2	0.1	7.4	(9.6)

Operating Income (Loss)	(1.9)	(2.0)	(43.8)	(15.1)

Interest Expense, Net*	1.0	4.9	19.4	56.4

Earnings (Loss) from Continuing Operations Before Reorganization Items and Income Taxes	(2.9)	(6.9)	(63.3)	(71.5)

Reorganization Items, Net	2.8	0.0	27.3	0.0

Earnings (Loss) from Continuing Operations Before Income Taxes	(5.7)	(6.9)	(90.6)	(71.5)

Income Tax Expense (Benefit)	0.0	(0.0)	0.0	(3.6)

Earnings (Loss) from Continuing Operations	(5.7)	(6.9)	(90.6)	(67.8)

Earnings (Loss) from Discontinued Operations, Net of Tax	(0.2)	0.3	(8.7)	0.0

Net Earnings (Loss)	$(5.9)	$(6.6)	$(99.3)	$(67.8)

* -	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.4 for the month of November and $31.0 year-to-date after Feb 22, 2008. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	November 30,	October 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable	66.3	89.4
Inventories	19.3	24.2
Prepaid expenses and other current assets	21.6	25.1
Current assets held for sale	—	—

Total current assets	107.2	138.7

Property, plant and equipment:
Land, buildings and improvements	76.3	76.3
Machinery and equipment	338.5	338.5
CIP	4.1	4.1

	418.9	418.9
Less accumulated depreciation	190.8	189.8

Net property, plant and equipment	228.1	229.1

Other assets	11.8	11.7
Noncurrent assets held for sale	—	—

Total Assets	$347.1	$379.5

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade	$0.8	$4.4
Accrued liabilities	18.6	20.3
Debtor in possession credit agreement	49.3	70.7
Other debt	—	—
Current liabilities associated with assets held for sale	—	—

Total current liabilities	68.7	95.4

Liabilities subject to compromise	526.0	526.0

Long-term debt	—	—
Deferred income taxes and other noncurrent liabilities	35.7	35.6
Noncurrent liabilities associated with assets held for sale	—	—

Total Liabilities	630.4	657.0

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	185.7
Paid-in capital	248.9	248.8
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	—
Accumulated deficit	(673.3)	(667.4)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(283.3)	(277.5)

	$347.1	$379.5

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	November 30,	November 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$—	$10.0
Accounts receivable	66.3	125.2
Inventories	19.3	75.8
Prepaid expenses and other current assets	21.6	35.0
Current assets held for sale	—	30.9

Total current assets	107.2	276.9

Property, plant and equipment:
Land, buildings and improvements	76.3	76.3
Machinery and equipment	338.5	927.4
CIP	4.1	7.0

	418.9	1,010.6
Less accumulated depreciation	190.8	493.2

Net property, plant and equipment	228.1	517.5

Other assets	11.8	17.8
Noncurrent assets held for sale	—	11.2

Total Assets	$347.1	$823.4

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade	$0.8	$77.0
Accrued liabilities	18.6	20.2
Debtor in possession credit agreement	49.3	—
Other debt	—	—
Current liabilities associated with assets held for sale	—	—

Total current liabilities	68.7	97.2

Liabilities subject to compromise	526.0	—

Long-term debt	—	567.7
Deferred income taxes and other noncurrent liabilities	35.7	48.2
Noncurrent liabilities associated with assets held for sale	—	1.8

Total Liabilities	630.4	714.9

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	182.0
Paid-in capital	248.9	248.5
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	(0.6)
Accumulated deficit	(673.3)	(276.8)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(283.3)	108.5

	$347.1	$823.4

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	November	October
	2008	2008
Cash flow from operating activities:
Net earnings (loss)	$(5.9)	$(9.3)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	(0.2)	4.6
Depreciation	1.0	0.8
Amortization	1.4	1.5
Amortization in interest expense	0.8	0.6
Deferred taxes on income	0.0	0.0
Reorganization Items	2.8	2.5
Payment of reorganization items	(2.4)	(2.3)
Gain on sale of assets	0.0	0.0
Changes in assets and liabilities:
Accounts receivable	23.1	22.0
Inventories	5.0	16.7
Prepaid expenses and other current assets	2.9	(1.6)
Other assets	0.0	(0.1)
Accounts payable and accrued liabilities	(7.3)	(0.1)
Other liabilities	0.0	(0.3)
Other	0.0	0.0

Net cash provided (used) by operating activities	21.2	35.0

Cash flows from investing activities:
Additions to property, plant and equipment (net)	0.0	(0.1)
Proceeds from sale of assets	0.0	0.0

Net cash used by investing activities	0.0	(0.1)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(21.4)	(44.0)
Dividends paid on common stock	0.0	0.0
Debt and equity issuance costs	0.0	0.0

Net cash provided (used) by financing activities	(21.4)	(44.0)

Discontinued Operations:
Operating activities	0.2	(3.7)
Investing activities	0.0	10.7
Financing activities	0.0	0.0

Net cash provided (used) by discontinued operations	0.2	7.0

Increase (decrease) in cash and cash equivalents	0.0	(2.1)
Cash and cash equivalents at beginning of period	0.0	2.1

Cash and cash equivalents at end of period	$0.0	$0.0

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	For the Month		For the YTD Period
	Ended November		Ended November
	2008	2007	2008	2007
Cash flow from operating activities:
Net earnings (loss)	$(5.9)	$(6.6)	$(99.3)	$(67.8)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	(0.2)	0.3	(8.7)	0.0
Depreciation	1.0	2.8	11.5	37.0
Amortization	1.4	1.5	15.3	15.7
Amortization in interest expense	0.8	0.3	4.8	3.2
Deferred taxes on income	0.0	0.0	0.1	(3.2)
Johnsonville fibers disposal costs	0.0	0.0	0.0	0.0
Payments made against Jville fiber disposal costs	0.0	0.0	0.0	0.0
Reorganization Items	2.8	0.0	27.3	0.0
Payment of reorganization items	(2.4)	0.0	(22.9)	0.0
Gain on sale of assets	0.0	0.0	0.0	0.0
Changes in assets and liabilities:
Accounts receivable	23.1	9.3	56.4	29.4
Inventories	5.0	(4.4)	57.3	17.5
Prepaid expenses and other current assets	2.9	(1.7)	(8.3)	(2.3)
Other assets	0.0	0.0	(1.3)	0.3
Accounts payable and accrued liabilities	(7.3)	(12.0)	0.2	(10.0)
Other liabilities	0.0	0.0	(1.7)	(7.3)
Other	0.0	0.0	(0.2)	(1.3)

Net cash provided (used) by operating activities	21.2	(10.5)	30.4	11.2

Cash flows from investing activities:
Additions to property, plant and equipment (net)	0.0	(0.7)	(2.7)	(9.2)
Proceeds from sale of assets	0.0	0.0	0.0	0.0

Net cash used by investing activities	0.0	(0.7)	(2.7)	(9.2)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(21.4)	21.6	(62.0)	(8.7)
Dividends paid on common stock	0.0	0.0	0.0	(2.0)
Debt and equity issuance costs	0.0	0.0	(4.7)	0.0

Net cash provided (used) by financing activities	(21.4)	21.6	(66.7)	(10.7)

Discontinued Operations:
Operating activities	0.2	(0.7)	28.2	(12.3)
Investing activities	0.0	0.0	10.8	34.9
Financing activities	0.0	0.0	0.0	(3.9)

Net cash provided (used) by discontinued operations	0.2	(0.7)	39.0	18.7

Increase (decrease) in cash and cash equivalents	0.0	9.7	0.0	10.0
Cash and cash equivalents at beginning of period	0.0	0.3	0.0	0.0

Cash and cash equivalents at end of period	$0.0	$10.0	$0.0	$10.0

Wellman, Inc.
EBITDAR, as defined
     We have provided a non-GAAP measure, “PET Resin EBITDA,” as defined, because our DIP Facility, as amended on September 15, 2008, uses this measurement as a key component. In accordance with our DIP Credit Facility, we must maintain a minimum monthly PET Resin EBITDA, as defined, and set forth in the agreement. We believe it is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we use PET Resin EBITDA, as defined because it excluded items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing performance. Our Board of Directors, CEO (our chief operating decision maker), and our senior management use PET Resin EBITDA, as defined, to evaluate the operating performance of the business.
PET Resin EBITDA, as defined, under our DIP Credit Facility is calculated by adding consolidated PET Resin operating income (expense), income tax expense (benefit) related to PET Resin income (expense), consolidated interest expense, consolidated non-cash charges, non- recurring fees, cash charges and other cash expenses made or incurred in connection with entering into the DIP Facility, cash charges for professional fees relating to the bankruptcy, cash liquidation costs, and any impact from FIFO accounting.
     The following table reconciles Net earnings (loss) to PET Resin EBITDA, as defined for November 2008:

		November 2008
Net Earnings (Loss)		$(5.9)
	Net Earnings (Loss) from Discontinued Earnings	(0.2)
Loss from Continuing Operations		$(5.7)

Plus:	Interest Expense, Net	1.0
	Palmetto Fiber Costs	1.4
	Reorganization Items	2.8

Consolidated PET Resin Operating Income		$(0.5)
Plus:	(in each case to the extent deducted in the calculation of Consolidated PET Resin Operating Income, but without duplication):

	all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or non-recurring and non-operational charges or gains other than restructur

	Consolidated Interest Expense
	Consolidated Non-cash Charges	2.2
	non-recurring fees, cash charges and other cash expenses made or incurred in connection with the Transactions
	cash charges for professional fees relating to the bankruptcy
	Cash Liquidation Costs
	FIFO accounting	4.1
PET Resin EBITDA		$5.8

	Minimum PET Resin EBITDA requirement for the end of the current month, as set forth in Section 8.2(a) of the Credit Agreement	$2.5
     Despite the importance of PET Resins EBITDA, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net earnings (loss). The PET Resins EBITDA, as defined information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.

In re Wellman, Inc., et al.
Case No. 08-10595 (SMB)
Reporting Period: November 1 — November 30, 2008
Cash Disbursements by Petitioning Entity

November 1 - November 30,
Petitioning Entities	Case Number:	2008
Wellman, Inc.	081-08-10595	$36,989,197
Fiber Industries, Inc.	081-08-10607	—
Wellman of Mississippi, Inc.	081-08-10605	—
PTA Resources LLC	081-08-10596	—
Prince, Inc.	081-08-10604	3,304
ALG, Inc.	081-08-10599	1,704
Wellman Fibres Ltd.	081-08-10598	—
MRF, Inc.	081-08-10600	—
Warehouse Associates Inc.	081-08-10601	—
MED Resins, Inc.	081-08-10602	—
Carpet Recycling of Georgia Inc.	081-08-10603	—
Josdav, Inc.	081-08-10606	—

$36,994,204